UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 27, 2011

Date of Report (Date of earliest event reported)

Actuate Corporation

(Exact name of registrant as specified in its charter)

Delaware	0-24607	94-3193197
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2207 Bridgepointe Parkway

Suite 500

San Mateo, California 94404

(Address of principal executive offices)(Zip Code)

(650) 645-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 27, 2011, the Audit Committee of the Board of Directors of Actuate Corporation (the “Registrant”) approved the appointment of Grant Thornton LLP as its independent, registered public accounting firm to audit the Registrant’s financial statements. The Registrant notified KPMG LLP of its dismissal as its independent, registered public accounting firm on August 29, 2011.

The audit reports of KPMG LLP on the consolidated financial statements of the Registrant as of and for the years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles. The audit reports of KPMG LLP on the effectiveness of internal control over financial reporting as of December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles, except that KPMG LLP’s report indicates that the Registrant did not maintain effective internal control over financial reporting as of December 31, 2010 because of the effect of a material weakness on the achievement of the objectives of the control criteria and contains an explanatory paragraph that states a material weakness related to the Company’s income tax provision review controls has been identified.

The Registrant plans to remediate by the end of fiscal 2011 the material weakness identified in fiscal year 2010. During the three months ended June 30, 2011, in response to the material weakness identified in the Form 10-K as filed with the Securities and Exchange Commission on March 11, 2011, the Registrant implemented the following control measures:

•	Hired an additional tax professional to enhance the review of the tax provision calculations

•	Identified unusual items during the quarter for further review and analysis

During the two fiscal years ended December 31, 2010 and the subsequent interim period through August 27, 2011, there were no: (1) disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with their opinion on the subject matter of the disagreement, or (2) reportable events within the meaning set forth in Item 304(a)(1)(v) of Regulation SK except for the material weakness identified as of December 31, 2010 discussed above.

The Registrant provided KPMG LLP with a copy of this Current Report on Form 8-K and has requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of such letter is filed herein as Exhibit 16.1 to this Current Report on Form 8-K.

During the two most recent fiscal years, and in the subsequent interim periods through August 27, 2011, the Registrant has not consulted with Grant Thornton LLP regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Registrant’s financial statements, and neither a written report was provided to the Registrant or oral advice was provided that Grant Thornton LLP concluded was an important factor considered by the Registrant in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K and the related instructions to Item 304 of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description

16.1	Letter from KPMG LLP dated September 1, 2011 to the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Actuate Corporation

Date: September 1, 2011	By:	/s/ Daniel A. Gaudreau
	Name:	Daniel A. Gaudreau
	Title:	SVP Operations and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

16.1	Letter from KPMG LLP to the Securities and Exchange Commission dated September 1, 2011.